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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-101165 and No. 333-100023) of Inergy, L.P. and in the related Prospectuses of our report dated November 15, 2002, with respect to the balance sheet of Inergy GP, LLC included in this Current Report on Form 8-K.

                                      /s/ Ernst & Young LLP

Kansas City, Missouri
February 27, 2003